Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

December 3, 2018

DOTA Holdings Limited

c/o Draper Oakwood Technology Acquisition, Inc.

55 East 3rd Ave.

San Mateo, CA 94401

Re:	Registration Statement of DOTA Holdings Limited on Form F-4 (Registration No. 333-227379)

Ladies and Gentlemen:

We have acted as United States counsel to DOTA Holdings Limited., a Cayman Islands exempted company (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission of (i) 3,011,250 warrants (“Warrants”), (ii) 500,000 unit purchase options ("Unit Purchase Options") which represent the right to acquire up to 500,000 units ("Units"), each Unit consisting of one-tenth of one Ordinary Share and one-half of one Warrant; (iii) 500,000 Units subject to the Unit Purchase Option, and (iv) 250,000 warrants issuable upon the exercise of the Unit Purchase Options (“UPO Warrants”), pursuant to a Registration Statement on Form F-4 initially filed by the Company with the Commission on September 17, 2018 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Warrants and UPO Warrants. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the Warrants and UPO Warrants are delivered, as contemplated by the Registration Statement, such Warrants and UPO Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. Units. When the Registration Statement becomes effective under the Act and when the Units are delivered as completed as contemplated by the Registration Statement, the Units will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. Unit Purchase Options. When the Registration Statement becomes effective under the Act, and when the Unit Purchase Options are delivered, as contemplated in the Registration Statement, the Unit Purchase Options will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on all applicable statutory provisions the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP